EXHIBIT 2.2

                               AMENDMENT NO. 1 TO
                            SHARE EXCHANGE AGREEMENT

      THIS AMENDMENT NO. 1 TO SHARE EXCHANGE AGREEMENT (the "Amendment") is made this 1st day of February, 2007 by and among BRONZE MARKETING, INC., a Nevada corporation, as successor to BTHC III, Inc. (the "Parent"), SUTOR STEEL TECHNOLOGY CO., LTD., a British Virgin Islands company (the "Company"), and the Stockholders of the Company signatory hereto (the "Stockholders"). All capitalized terms not otherwise defined herein shall have the meanings ascribed to the same in the Share Exchange Agreement (as hereinafter defined).

      WHEREAS, BTHC III, Inc., a Delaware corporation ("BTHC"), the Company and the Stockholders entered into a certain Share Exchange Agreement, dated as of September 7, 2006 (the "Share Exchange Agreement");

      WHEREAS, BTHC, the Parent, the Company and the Stockholders entered into a certain Assignment Agreement, dated as of November 7, 2006, whereby the Parent agreed to assume all of BTHC's rights, obligations and duties under the Share Exchange Agreement; and

      WHEREAS, the Parent, the Company and the Stockholders desire to amend certain terms of the Share Exchange Agreement.

      NOW, THEREFORE, in consideration of the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.    Amendment to Share Exchange Agreement

      A. The first paragraph of the Background Section of the Agreement is hereby deleted and the following language is hereby inserted in its place:

            "The Company has 50,000 shares of capital stock (the `Company Stock') outstanding, all of which are held by the Stockholders. Each of the Stockholders is the record and beneficial owner of the number of shares of Company Stock set forth opposite such Stockholder's name on Exhibit A. Each of the Stockholders has agreed to transfer all of his, her or its (hereinafter `its') shares of Company Stock in exchange for a number of newly issued shares of the Series B Voting Convertible Preferred Stock, par value $.001 per share, of the Parent (the `Parent Stock') that will, in the aggregate, constitute at least 50.1% of the issued and outstanding capital stock of the Parent on a fully-diluted basis as of and immediately after the Closing, and after giving effect to the Financing (as defined in Section 7.12 hereof). The number of shares of Parent Stock to be received by each Stockholder shall be listed opposite such Stockholder's name on Exhibit A, which Exhibit A will be in the form attached to this Agreement and mutually agreed upon by the parties at or prior to the Closing. The aggregate number of shares of Parent Stock that will be reflected on Exhibit A is referred to herein as the `Shares'."

      B. Section 2.10 of the Agreement is hereby deleted and the following language is hereby inserted in its place:

            "SECTION 2.10. Legends. It is understood that the Parent Stock will bear the following legend or one that is substantially similar to the following legend:

            NEITHER THESE SECURITIES NOR THE SECURITIES ISSUABLE UPON CONVERSION OF THESE SECURITIES HAVE BEEN REGISTERED WITH THE SECURITIES AND
            EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THESE
            SECURITIES AND THE SECURITIES ISSUABLE UPON CONVERSION OF THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SECURITIES."

      C. Section 3.09 of the Agreement is hereby deleted and the following language is hereby inserted in its place:

            "SECTION 3.09. Compliance with Applicable Laws. The Company and the Company Subsidiaries are in compliance with all applicable Laws, including those relating to occupational, health and safety and the environment, except for instances of noncompliance that, individually and in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect. The Share Exchange Agreement complies with all applicable laws, rules and regulations of the United States and the People's Republic of China. Except as set forth in the Company Disclosure Letter, the Company has not received any written communication during the past two years from a Governmental Entity that alleges that the Company is not in compliance in any material respect with any applicable Law. This Section 3.09 does not relate to matters with respect to Taxes, which are the subject of Section 3.06."

      D. The reference in Section 4.01 of the Agreement to "the State of Delaware" is hereby amended to read "the State of Nevada".

      E. The first two sentences of Section 4.03 of the Agreement are hereby deleted and the following language is hereby inserted in their place:

            "The authorized capital stock of the Parent consists of 100,000,000 shares of Parent Common Stock, par value $0.001 per share, and 1,000,000 shares of preferred stock, par value $0.001 per share, of which 185,000 shares have been designated as `Series A Voting Convertible Preferred Stock' (the `Series A Preferred Stock') and 500,000 shares have been designated as `Series B Voting Convertible Preferred Stock' (the `Series B Preferred Stock'). As of the date hereof, (i) 1,500,000 shares of Parent Common Stock are issued and outstanding, (ii) 155,122 shares of Series A Preferred Stock are issued and outstanding, (iii) no shares of Series B Preferred Stock are issued and outstanding, (iv) all of the shares of the Parent's authorized, but unissued Common Stock (98,500,000 shares) are reserved for issuance upon issuance and conversion of the Series A Preferred Stock and the Series B Preferred Stock, and (v) no shares of Parent Common Stock or preferred stock are held by the Parent in its treasury."

      F. The reference in Section 4.03 of the Agreement to "the General Corporation Law of the State of Delaware" is hereby amended to read "the General Corporation Law of the State of Nevada".

      G. Section 5.02(b)(i) of the Agreement is hereby deleted and the following language is hereby inserted in its place:

            "(i) to the Company, a letter of resignation of Thomas Kimble from his position as a director of the Parent effective upon the Closing and a letter of resignation of Timothy Halter from all offices he holds with the Parent effective upon the Closing and from his position as a director of the Parent that will become effective upon the 10th day following the mailing by the Parent to its stockholders of the 14f-1 Notice;"

      H. Section 5.02(c)(i) of the Agreement is hereby deleted and the following language is hereby inserted in its place:

            "(i) to each Stockholder, certificates representing the new shares of Parent Series B Preferred Stock issued to such Stockholder as set forth on Exhibit A; and"

      I. A new Section 6.01(n) is hereby inserted and shall read:

            "(n) Filing of Certificate of Designation. The Parent shall have filed with the Secretary of State of the State of Nevada a Certificate of Designation setting forth the voting powers, designations, preferences and relative, participating, optional or other rights and the qualifications, limitations and restrictions of the Series B Preferred Stock, in form and substance mutually agreed upon by the Parties."

      J. A new Section 6.02(m) is hereby inserted and shall read:

            "(n) Filing of Certificate of Designation. The Parent shall have filed with the Secretary of State of the State of Nevada a Certificate of Designation setting forth the voting powers, designations, preferences and relative, participating, optional or other rights and the qualifications, limitations and restrictions of the Series B Preferred Stock, in form and substance mutually agreed upon by the Parties."

      K. Section 7.01(c) of the Agreement is hereby deleted and the reference in
Section 7.01 to "Certificate of Completion" is hereby deleted.

      L. The reference in Section 7.12 of the Agreement to "$25 million" is hereby amended to read "$12 million".

      M. The notice address of the Parent referred to in Section 8.01 of the Agreement is hereby amended to read:

            "If to the Parent, to:

            BRONZE MARKETING, INC.
            12890 Hilltop Road
            Argyle, TX 76226
            Attention: Timothy P. Halter
            Facsimile: (940) 455-7337"

      N. Exhibit A to the Agreement is hereby deleted in its entirety and is hereby replaced with Exhibit A attached hereto. All references to "Exhibit A" in the Agreement shall be deemed to refer to Exhibit A attached to this Amendment.

2. Binding Obligation. This Amendment when duly executed and delivered by the parties will constitute the valid and binding obligations of each of them.

3. Other Terms Unmodified. Except as expressly modified hereby, the Share Exchange remains unmodified, in full force and effect, and is hereby ratified and confirmed by each of the parties hereto and thereto.

4. Heirs, Successors and Assigns. Except as herein otherwise specifically provided, this Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns.

5. Counterparts. This Amendment may be executed in several counterparts, each of which shall be deemed an original, but all of which, when taken together, shall constitute one and the same document.


                            [Signature Page Follows]

      IN WITNESS WHEREOF this Amendment has been executed by the parties hereto as of the date first above written.

                                       BRONZE MARKETING, INC.


                                       By:/s/Timothy P. Halter
                                          --------------------
                                       Name: Timothy P. Halter
                                       Title: President


                                       SUTOR STEEL TECHNOLOGY CO., LTD.

                                       By:/s/Guoxiang Ni
                                          ---------------
                                       Name: Guoxiang Ni
                                       Title: Chief Executive Officer


                                       /s/Gao Feng
                                       ------------
                                       Gao Feng


                                       /s/Chen Lifang
                                       ---------------
                                       Chen Lifang


         [Signature Page to Amendment No. 1 to Share Exchange Agreement]

                                   EXHIBIT A

               SHAREHOLDERS OF SUTOR STEEL TECHNOLOGY CO., LTD.

----------------------------------------------------------------------------------------------

                                                                                 NUMBER OF
                                                    NUMBER OF   PERCENTAGE OF    SHARES OF
                                    TAX ID NUMBER   SHARES OF   TOTAL COMPANY  PARENT SERIES
                                          OF         COMPANY       SHARES       B PREFERRED
                                     STOCKHOLDER      STOCK    REPRESENTED BY   STOCK TO BE
                                         (IF          BEING     SHARES BEING    RECEIVED BY
NAME AND ADDRESS OF STOCKHOLDER      APPLICABLE)    EXCHANGED     EXCHANGED     STOCKHOLDER
----------------------------------------------------------------------------------------------
Gao Feng                                 N/A         29,500          59%        190,794.5068
Door 51, Group 4
WuLi Village, Nan Yang Town
Xiao Shan District, Hangzhou City,
China

----------------------------------------------------------------------------------------------

Chen Lifang                              N/A         20,500          41%        132,586.0132
Rm. 101, Middle Unit
Block 1, FuLi Garden
Xiao Shan District, Hangzhou City,
China

----------------------------------------------------------------------------------------------

                             TOTAL:                  50,000         100%         323,380.52
----------------------------------------------------------------------------------------------